EXHIBITS
                                   ========

                                                              EXHIBIT NUMBER 11

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
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
                                                   FOR THE THREE          FOR THE THREE
                                                    MONTHS ENDED           MONTHS ENDED
                                                 SEPTEMBER 30, 2000     SEPTEMBER 30, 1999
                                               ---------------------    -------------------
Net income                                                    $5,573                  $5,560
                                                             =======                 =======
Weighted average common shares outstanding
for basic earnings per share                                  10,683                  11,609
                                                             =======                 =======
Basic Earnings Per Share                                       $0.52                   $0.48
                                                             =======                 =======
Weighted average common shares outstanding
  for basic earnings per share                                10,683                  11,609
Unvested shares of Recognition and Retention
   Plan                                                          207                     310
Common stock equivalents due to dilutive
   effect of stock options                                       272                     332
                                                             -------                 -------
Total weighted average common shares and
   common share equivalents for diluted
   earnings per share                                         11,162                  12,251
                                                             =======                 =======
Diluted earnings per common share and common
   share equivalents                                           $0.50                   $0.45
                                                             =======                 =======
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